Exhibit 21.1

Pattern Energy Group Inc.

Subsidiaries of the Registrant

Name	Domicile
AEI-Pattern Holding Limitada	Chile
Grand Renewable Wind GP Inc.	Canada
Grand Renewable Wind LP	Ontario
Hatchet Ridge Holdings LLC	Delaware
Hatchet Ridge Wind, LLC	Delaware
Nevada Wind Holdings LLC	Delaware
Ocotillo Express LLC	Delaware
Ocotillo Wind Holdings LLC	Delaware
Parque Eólico El Arrayán SpA	Chile
Pattern Canada Finance Company ULC	Nova Scotia
Pattern Canada Operations Holdings ULC	Nova Scotia
Pattern Chile Holdings LLC	Delaware
Pattern Chile Holdings SpA	Chile
Pattern Chile Operators SpA	Chile
Pattern Gulf Wind Equity LLC	Delaware
Pattern Gulf Wind Holdings LLC	Delaware
Pattern Gulf Wind LLC	Delaware
Pattern Operators Canada ULC	Nova Scotia
Pattern Operators GP LLC	Delaware
Pattern Operators LP	Delaware
Pattern Operators Puerto Rico LLC	Delaware
Pattern Santa Isabel LLC	Delaware
Pattern St. Joseph Holdings Inc.	Canada
Pattern US Finance Company LLC	Delaware
Pattern US Operations Holdings LLC	Delaware
Santa Isabel Holdings LLC	Delaware
South Kent Wind GP Inc.	Canada
South Kent Wind LP	Ontario
Spring Valley Wind LLC	Nevada
St. Joseph Windfarm Inc.	Canada